Exhibit No. 21
                                                                  --------------

SUBSIDIARIES OF THE REGISTRANT
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Effective as of March 4, 2002

        Name                                           Jurisdiction
        ----                                           ------------

American Biltrite (Canada) Ltd.                        Canada
     200 Bank Street
Sherbrooke, Quebec  J1H  4K3

     also doing business in Canada
     as Produits American Biltrite Ltee


American Biltrite Far East, Inc.                       Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481


American Biltrite Sales Corporation                    Virgin Islands
     57 River Street
Wellesley Hills, Massachusetts 02481


Majestic Jewelry, Inc.                                 Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481


Ocean State Jewelry, Inc.                              Rhode Island
     57 River Street
Wellesley Hills, Massachusetts 02481


Aimpar, Inc.                                           New York
     57 River Street
Wellesley Hills, Massachusetts 02481


ABTRE, Inc.                                            Tennessee
     57 River Street
Wellesley Hills, Massachusetts 02481


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

Ideal Tape Co., Inc.                                   Delaware
     1400 Middlesex Street
Lowell, Massachusetts 01851


American Biltrite Intellectual Properties, Inc.        Delaware
     103 Foulk Road   Suite 200
Wilmington, Delaware 19803


K & M Trading (H.K.) Limited                           Hong Kong
     43/F Cheung Kong Center
     2 Queens Road Central
Hong Kong


Congoleum Corporation                                  Delaware
     3500 Quakerbridge Road
Mercerville, New Jersey 08619


ABItalia, Inc.                                         Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481


Abimex, LLC.                                           Delaware
     57 River Street
Wellesley Hills, Massachusetts 02481


ABIcan, Ltd.                                           Canada
     21 Research Road
Toronto, Canada M4G  2G7


Janus Flooring Corporation                             Canada
     21 Research Road
Toronto, Canada M4G 2G7


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